UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                        SCHEDULE 14A


Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for use of the Commission Only
	  (as permitted by Rule 14a-6(e)(2)
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]     Soliciting Material Pursuant to 240.14a-11(c) or
        240.14a-12

                Commission File No. 0-827


                Empire State Building Associates
        (Name of Registrant as Specified In Its Charter)


        (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[ ] No fee required

[X]	Fee computed on table below per Exchange Act Rules
14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction
applies: Participations.

2)	Aggregate number of securities to which transaction
applies: [	].

3)	Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11
(set forth the amount on which the filing fee is calculated and determined): The fee is equal to 1/50th of 1% of the assumed fair market value of the Property, which is presumed to be the aggregate of the cash to be received by the Registrant.

4)      Proposed maximum aggregate value of transaction:
$60,000,000.

5)      Total fee paid: $12,000.


[X]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)      Form, Schedule or Registration Statement No.:
        Schedule 14A.

3)      Filing Party: Registrant

4)      Date Filed: September 14, 2001



                Empire State Building Associates L.L.C.
                        c/o Wien & Malkin LLP
                        60 East 42nd Street
                      New York, New York 10165
                     Telephone:  (212) 687-8700
                     Telecopier:  (212) 986-7679




                                        December 19, 2001

[Name & Address]


           Re:  Empire State Building Associates L.L.C.

Dear Participant:

	We are in receipt of your consent to Items A, B and C of the acquisition and financing programs described in the September 14, 2001 Statement issued by the Agents for the Participants in Associates. Therefore, you are not subject to a buyout in connection with those matters.

	You also consented to Item D of the Consent and Agreement regarding the Voluntary Compensation Program. Item D is not subject to a buy-out. We will enter your agreement to same if you reconfirm by checking the box marked "Agrees" in the form enclosed with this letter and then date, sign, and return such copy in the enclosed envelope.

	If you have any question, you may wish to consult your own legal or other adviser. Please feel free separately to contact at Wien & Malkin (212-687-8700) Alvin Silverman or Stuart J.
Rappaport.

                                Very truly yours,




                                Peter L. Malkin

Encs.